UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): November 28, 2005 (November
                                   23, 2005)

                       PACIFIC MAGTRON INTERNATIONAL CORP.
             (Exact name of registrant as specified in its charter)

                                     Nevada
                 (State or other jurisdiction of incorporation)

       000-25277                                           88-0353141
(Commission File Number)                    (IRS Employer Identification Number)

1600 California Circle, Milpitas, California                            95035
  (Address of principal executive offices)                            (Zip Code)

       Registrant's telephone number, including area code: (408) 956-8888

                                 Not Applicable
          (Former name or former address, if changed since last report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 2.01 Completion of Acquisition or Disposition of Assets

On November 23, 2005, Pacific Magtron, Inc. ("PMI"), a wholly owned subsidiary of Pacific Magtron International Corp., sold the land and office/warehouse building located at 1600 California Circle, Milpitas, California (the "Building") pursuant to an agreement (the "Agreement") with Everlasting Private Foundation for the gross amount of $4,990,000. Everlasting Private Foundation is not related to PMI, its affiliates, its shareholders, officers or directors.

As part of the purchase price contemplated by the Agreement, PMI paid-off the outstanding principal balances of its first mortgage with Wells Fargo Bank in the amount of $2,302,340 and its second mortgage with the Small Business Administration in the amount of $752,849.99. After payment of these debts and related transaction expenses, PMI received net proceeds in the amount of $1,602,559.38. These proceeds will be subject to the jurisdiction of the United States Bankruptcy Court for the District of Nevada, Southern Division (the "Court") and any Plan of Reorganization that may be eventually approved by the Court.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        PACIFIC MAGTRON INTERNATIONAL CORP.,
                                        A Nevada Corporation

Date: November 28, 2005

                                        By /s/ Martin Nielson
                                           -------------------------------------
                                           Martin Nielson
                                           President and Chief Executive Officer


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